PIMCO ACCESS INCOME FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Access Income Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Joseph B. Kittredge, Jr. retired as a Trustee of the Trust, effective as of June 30, 2024;

NOW, THEREFORE, as a result of the foregoing Trustee retirement, the seven (7) Trustees of the Trust are:

Libby D. Cantrill	650 Newport Center Drive
Newport Beach, CA 92660

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	650 Newport Center Drive
Newport Beach, CA 92660

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

Kathleen A. McCartney	1633 Broadway New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 1st day of July, 2024, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw

Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Access Income Fund (PAXS)